Great Lakes REIT, Inc.
                  823 Commerce Drive, Suite 300
                    Oak Brook, Illinois  60521

           NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
            TO BE HELD ON TUESDAY, SEPTEMBER 24, 1996

To the Stockholders of Great Lakes REIT, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Great Lakes REIT, Inc. (the "Company") will be held on Thursday, September 24, 1996 at The Chicago Marriott Oak Brook Hotel, 1401 West 22nd Street, Oak Brook, Illinois. The Meeting will commence at 10:00 a.m. Central Daylight Time, and will consider the following items:

1. Election of nine (9) Directors to serve for a one-year term expiring at the Annual Meeting of Stockholders to be held in 1997.

2. Approval of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1996.

3. Approval of the Great Lakes REIT, Inc. 1996 Incentive Stock Option Plan.

The Stockholders at the Annual Meeting will also transact such other business as may properly come before the meeting.

Only Stockholders of record at the close of business on August 20, 1996 will be entitled to notice of and to vote at this meeting.

                            IMPORTANT

Whether you expect to attend the meeting or not, we urge you to vote, date, sign, and mail the enclosed proxy in the self-addressed return envelope which is provided as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

             By the order of the Board of Directors,


                        Richard L. Rasley
                            Secretary


Oak Brook, Illinois
August 30, 1996

                  PROXY STATEMENT FOR THE ANNUAL
                     MEETING OF STOCKHOLDERS
            TO BE HELD 10:00 A.M., September 24, 1996


This Proxy Statement is furnished to Stockholders of Great Lakes REIT, Inc. (the "Company") on or about August 30, 1996 in connection with the solicitation of proxies on behalf of the Board of Directors, to be voted at the Annual Meeting of Stockholders at 10:00 a.m., September 24, 1996, at the Chicago Marriott Oak Brook, 1401 West 22nd Street, Oak Brook, Illinois, and any adjournment thereof. The person granting the enclosed proxy may revoke it at any time before it is exercised by writing to the Secretary of the Company at its principal office, 823 Commerce Drive, Suite 300, Oak Brook, Illinois 60521 or by attending the Annual Meeting and giving written notice to the Secretary prior to the start of the meeting and by voting in person.

Properly executed proxies received prior to the meeting will be voted at the meeting. If a Stockholder designates how the proxy is to be voted on any business to come before the meeting, the executed proxy will be voted in accordance with that designation. If the Stockholder fails to designate how his/her proxy should be voted, the executed proxy will be voted for the election of the nominees named below as Directors, for the approval of Ernst & Young LLP as the Company's independent auditors, and for the approval of the 1996 Incentive Stock Option Plan.

The Company will bear the cost of this proxy solicitation.


                 VOTING AT THE ANNUAL MEETING.

Stockholders of record owning the Company's common stock $.01 par value, ("Common Stock") at the close of business on August 20, 1996, will be entitled to vote at the Annual Meeting. On that date 6,177,842 shares of Common Stock were outstanding. Each outstanding share of Common Stock entitles the holder to one vote upon each matter presented at the Annual Meeting.


1. ELECTION OF DIRECTORS

At the Annual Meeting, nine (9) Directors are to be elected to serve one-year terms until the Annual Meeting to be held in 1997 and until their successors are elected and qualified. The Company is soliciting proxies to vote for its nominees, James J. Brinkerhoff, Wayne M. Janus, Daniel E. Josephs, Edward Lowenthal, Richard A. May, Donald E. Phillips, Russell Platt, Richard L. Rasley, and Walter H. Teninga, as Directors of the Company.

The Company's Bylaws provide that each of the Company's directors be elected at each annual meeting of stockholders. On August 13, 1996, as permitted by the Bylaws, the Board of Directors voted to expand the Board of Directors to ten (10) members until the date of the Annual Meeting and nine (9) members thereafter, and to appoint the following persons as the three additional members of the Board of Directors: James J. Brinkerhoff, Edward Lowenthal and Russell Platt, effective August 20, 1996. Mr. Jon K. Haahr, who has served as a member of the Board of Directors since his nomination on May 25, 1994, declined to stand for re-election as a Director when his term expires effective September 24, 1996. Mr. Haahr's decision is a matter of personal preference and is not due to a disagreement with other members of the Board of Directors or with management regarding Company operations, policies or practices. The Board of Directors voted to reduce the size of the Board to nine (9) members as of September 24, 1996 and not to nominate a new director to replace Mr. Haahr.

The persons named as proxies in the accompanying form of proxy intend to vote in favor of the election of the nine nominees for director as designated below, all of whom are presently directors of the Company, to serve until the next Annual Meeting of Stockholders and until their successors are elected and shall qualify. It is expected that each of these nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees.

All proxies will be voted in accordance with the stated instructions. Proxies given by Stockholders cannot be voted for more than nine (9) persons as Directors. The nominees for Director will be elected if they receive the affirmative vote of a majority of the votes entitled to be cast at this meeting.

The Board of Directors recommends a vote approving the Board's nominees, Messrs. Brinkerhoff, Janus, Josephs, Lowenthal, May, Phillips, Platt, Rasley and Teninga, as Directors of the Company.

INFORMATION CONCERNING THE NOMINEES FOR DIRECTOR.


Name




Age

Position with the Company





James J. Brinkerhoff

44

Director


Wayne M. Janus


50

Director


Daniel E.
Josephs


65

Director


Edward Lowenthal


51

Director


Richard A. May


51

President, Chairman of the Board


Donald E. Phillips

65

Director


Russell Platt


36

Director


Richard L.
Rasley


39

Executive Vice President,
Secretary, Director


Walter H.
Teninga


68

Director


James J. Brinkerhoff
Director

Mr. Brinkerhoff, is an Independent Director of the Company and joined the Board in August 1996. Mr. Brinkerhoff is Senior Vice President, Real Estate, for Fortis Advisers, Inc., the investment management arm of Fortis, Inc. based in New York City. Prior to joining Fortis in 1994, he was Senior Vice President and Portfolio Manager with Aldrich, Eastman & Waltch (AEW), responsible for managing the U.S. Real Estate Portfolio of the Church Commissioners for England. From 1983 to 1993, he was an officer and partner with Chesterton International, a London-based real estate adviser, and was responsible for the creation and management of the Church Commissioners' U.S. Real Estate Portfolio.

Mr. Brinkerhoff received his MBA from the Wharton School, University of Pennsylvania, and his B.S. degree from Boston University. He is a full member of the Urban Land Institute.

Wayne M. Janus
Director

Mr. Janus is an Independent Director of the Company and joined the Board in May, 1994. Mr. Janus is President of JMG Financial Planning Group, Ltd. ("JMG"), a registered investment adviser, which provides personal financial and tax planning to senior executives of public and private companies and affluent business owners. Mr. Janus co-founded JMG in 1984. Mr. Janus is a registered representative of Dreher & Associates, an NASD broker-dealer. Prior to founding JMG, Mr. Janus was a tax principal with Arthur Young & Company (now Ernst & Young LLP) where he provided financial planning services and coordinated executive compensation programs for a number of publicly-held Chicago area companies.

Mr. Janus earned a Bachelor of Science degree in accounting and a Master of Science degree in taxation from DePaul University. He is a Certified Public Accountant, and a member of The Illinois CPA Society, the American Institute of Certified Public Accountants, the Chicago Estate Planning Council and the International Association for Financial Planning.

Daniel E. Josephs
Director

Mr. Josephs is an Independent Director of the Company and joined the Board in March, 1993. Mr. Josephs is currently an independent business consultant.
From 1985 until 1995, Mr. Josephs served as the President, Chief Operating Officer and Director of Dominick's Finer Foods of Northlake, Illinois, a major Chicago-area retail grocery company. Prior to 1985, Mr. Josephs was the Chief Operating Officer of both Kohl's Food Stores and Pantry Pride Food Stores. From 1948 to 1980, Mr. Josephs was employed by Jewel Food Stores, concluding his tenure as Group Vice President for Marketing.

Mr. Josephs serves on the Board of Directors for Grand Union Company, a regional grocery firm, the Board of Trustees for The Chicago Academy of Sciences and the Board of Directors of Options for People, Inc., a Chicago-area non-profit concern. He is a member of the Advisory Council of the Keller Graduate School of Management. He has also been a guest lecturer for the graduate business schools of Northwestern University and the University of Illinois. He has also served on the Board of Directors of the Chicago Economic Development Corporation.

Mr. Josephs received his undergraduate degree from Northwestern University and his MBA from the University of Chicago.

Edward Lowenthal
Director

Mr. Lowenthal is an Independent Director of the Company and joined the Board in August, 1996. Mr. Lowenthal is a Founder, Director and President of Wellsford Residential Property Trust ("WRP"), a New York Stock Exchange listed multi-family real estate investment trust with offices in New York, Denver and Tacoma. WRP owns 18,576 residential apartment units in the Southwest and Northwest states.

Mr. Lowenthal is a member of the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and was Co-chair of its 1993 Annual Meeting. He serves on NAREIT's Executive and Government Relations committees.

Mr. Lowenthal serves as a Director of United American Energy Corporation, a major developer, owner and operator of hydroelectric and other alternative energy facilities, and Omega Healthcare Investors, Inc. Mr. Lowenthal is also a trustee of Corporate Realty Income Trust, a private real estate investment trust which invests in triple-net leased commercial and industrial properties, and a director of Corporate Renaissance Partners, a securities mutual fund.
He also serves as a member of the Advisory Committee to Case Western Reserve University's College of Arts and Sciences.

In January 1984, after practicing law in New York for 15 years, Mr. Lowenthal became a Managing Director of A.G. Becker Paribas and then a Partner of Bear Stearns & Co. As an investment banker, he was active in structuring and negotiating transactions and raising the equity in some of the largest real estate equity private placements requiring complex structuring and current knowledge of the capital markets.

He holds a B.A. degree from Case Western University and a J.D. degree from Georgetown University Law Center where he was editor of the Georgetown University Law Journal. He is a member of the New York and New Jersey Bars.

Richard A. May
President and Chairman of the Board
Director

In 1992, Mr. May co-founded the Company and has served as President and Chairman of the Board of Directors from its inception. Mr. May is currently the Chairman of the Board, President and Chief Executive Officer of the Company. In 1984 Mr. May co-founded JMG, and in 1986 he co-founded Equity Partners Ltd. (the "Advisor") as an affiliate of JMG. The Advisor became an independent company in 1989, and Mr. May sold his JMG interest at that time. The Advisor served as the Company's advisor from the Company's formation until April 1, 1996. See "Certain Transactions." From 1968 to 1979, he was employed in the water pollution control industry as a project engineer and marketer of engineering products and services. He began his financial services career in 1979 as a commercial real estate broker and worked for Inland Real Estate Corporation from 1981 to 1984 marketing real estate investment products.

Mr. May is a licensed real estate broker in the States of Illinois and Indiana and holds several inactive NASD licenses. He is also a member of NAREIT. Mr. May received his bachelors degree in mechanical engineering from the University of Illinois and his MBA degree from The University of Chicago.

Donald E. Phillips
Director

Mr. Phillips in an Independent Director of the Company and joined the Board in September, 1992. Mr. Phillips is currently retired. From 1960 until 1980, Mr. Phillips served as a corporate executive in a variety of capacities for International Minerals & Chemicals Corporation of Northbrook, Illinois and, from 1976 to 1980, he was Group President & CEO of IMC Industry Group, Inc. ("IMC"). From 1980 until 1988, he served as Group President & CEO of Pitman Moore, Inc., then a wholly-owned subsidiary of IMC.

Mr. Phillips presently serves as Chairman of the Board of Directors of Synbiotics Corporation of Rancho Bernardo, California, a company which manufactures and distributes veterinary devices and products, and as a member of the Board of Directors of Potash Corporation of Saskatchewan, Canada, a company which mines and distributes minerals for agricultural application, the Board of Regents of Bethel College and Seminary of Arden Hills, Minnesota, and as the President of Holmes Community College Development Foundation, Goodman, Mississippi.

Mr. Phillips is the past Chairman of the Board of Lake Forest Graduate School of Business and of the Board of The Skokie Valley Baptist Church. Mr. Phillips received his undergraduate degree from Mississippi College and his MBA from the University of Mississippi. He is also a graduate of the Executive Program in Business Administration in the Graduate School of Business, Columbia University and he is a recipient of an Honorary Doctor of Laws degree from Mississippi College.

Russell Platt
Director

Mr. Platt is an Independent Director of the Company and joined the Board in August, 1996. Mr. Platt is a Principal of Morgan Stanley Asset Management Inc. and head of its real estate securities investment business. Mr. Platt joined Morgan Stanley in 1982 and has been involved in all aspects of its real estate business, including investment banking, direct property investment, international real estate and securities investment management.

Mr. Platt serves on the advisory boards of The Wharton Real Estate Center, the Real Estate Center at the Massachusetts Institute of Technology and the National Multi-housing Council. He is a member of NAREIT, the Pension Real Estate Association and the Urban Land Institute. Mr. Platt also is a trustee of The Fountain Valley School of Colorado.

Mr. Platt graduated from Williams College in 1982 and received his MBA in 1986 from Harvard Business School.

Richard L. Rasley
Executive Vice President, Secretary
Director

In 1992, Mr. Rasley co-founded the Company and has served as Secretary and Director from its inception. Mr. Rasley is currently the Executive Vice President, General Counsel and Secretary of the Company.

From 1987 until April 1, 1996, Mr. Rasley was employed by the Advisor, and was an officer and shareholder of the Advisor prior to April 1, 1996. See "Certain Transactions" below. From 1985 to 1987, Mr. Rasley worked for Dreher & Associates, Inc., a NASD broker-dealer, where he was responsible for the review, approval, and monitoring of the firm's direct participation investments. Prior to that, he worked for Deloitte, Haskins & Sells (now Deloitte & Touche LLP) as a general business consultant. Mr. Rasley is a Certified Public Accountant, holds several inactive NASD licenses, and is a member of the Illinois Bar and NAREIT.

Mr. Rasley received his BBA from the University of Iowa in 1978 and received his MBA and JD degrees from the University of Illinois in 1982.

Walter H. Teninga
Director

Mr. Teninga is an Independent Director of the Company and joined the Board in September, 1992. Mr. Teninga is the retired President and Chief Executive Officer of American Club Stores, Inc., where he worked from 1991 to 1993. In 1982, he founded the Warehouse Club, a wholesale cash-and-carry warehouse business, which became a public company in 1985. Mr. Teninga resigned as Chairman, Chief Executive Officer and Director of the Warehouse Club in 1991. From 1956 to 1979, Mr. Teninga was employed by K-mart Corporation in various positions, including as a Director, Vice Chairman, and Chief Financial and Development Officer.

Mr. Teninga is currently a member of the Board of Directors of Developers Diversified Realty Corporation (a NYSE-listed real estate investment trust), and Solo Serve Corporation.

Mr. Teninga received his undergraduate degree from the University of Michigan and his MBA degree from Michigan State University.

Messrs. Brinkerhoff, Lowenthal and Platt are nominees for Director of the Company pursuant to the Company's Stock Purchase Agreement dated as of August 20, 1996 with certain institutional investors. The Company has agreed to recommend the nomination of Messrs. Brinkerhoff, Lowenthal and Platt as nominees of Fortis Benefits Insurance Company, Wellsford Karpf Zarrilli Joint Ventures, L.L.C., and Morgan Stanley Asset Management Inc., respectively.
Each of these institutions purchased 350,000 shares of the Company's Common Stock and 19,019 shares of the Company's Class A Convertible Preferred Stock on August 20, 1996, and each institution is contractually obligated to purchase an additional 650,000 shares of the Company's Common Stock and 35,320 shares of the Company's Class A Convertible Preferred Stock. The Company has agreed to recommend the election of nominees of these three investors (or their assigns) until the Company makes a successful public offering. See "Share Ownership of Certain Beneficial Owners and Management".

BOARD MEETINGS AND COMMITTEES

In the year ended December 31, 1995, the Board of Directors had twelve meetings, in-person or by teleconference. Three of the meetings were limited to the Independent Directors. None of the members of the Board of Directors failed to attend more than one of the meetings of the Board of Directors.

The Board of Directors has not established a separate committee of its members to nominate candidates for election as directors of the Company, however, the Board of Directors has established the following standing committees:

Audit Committee

The Audit Committee was established by the Board of Directors in 1993 and is responsible for making recommendations concerning the engagement of independent public accountants, for reviewing with the independent accountants the plans and results of the audit engagement, for approving professional services provided by the independent public accountants, for considering the range of audit and non-audit fees and for reviewing with the independent accountants and management the adequacy of the Company's internal accounting controls. The Audit Committee currently consists of three directors, all of whom are Independent Directors. The current members of the Audit Committee are Messrs. Janus (Chairman), Josephs and Teninga. Mr. Janus replaced Mr. Phillips as Chairman of the Audit Committee on May 25, 1995. The Audit Committee held two meetings during 1995 which were both attended by all of the committee members.

Compensation Committee

In preparation for the acquisition of Equity Partners Ltd., the Compensation Committee was established by the Board of Directors on October 17, 1995. The Committee is responsible for reviewing and recommending executive compensation levels and methods of executive compensation. The Compensation Committee currently consists of these Independent Directors, Messrs. Josephs, Phillips (Chairman) and Teninga. The Compensation Committee held no meetings during 1995. Given that the Company did not employ the officers of the Company or determine the compensation of those persons in 1995, the Committee did not establish compensation policies in 1995, and no Compensation Committee report is provided in this Proxy Statement.

Given that the shares of Common Stock of the Company are not traded on any national or regional stock exchange or other stock trading association, the Company has not presented a performance graph herein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of three Independent Directors, Messrs. Josephs, Phillips (Chairman) and Teninga. None of the members of the Committee is or has ever been an officer or employee of the Company or had any relationship with the Company, except as Director and as stockholder.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

Members of the Board of Directors and Committees thereof who are not also officers of the Company receive an annual retainer fee plus a fee for each day a meeting is attended. In addition, the Company reimburses Independent Directors for expenses incurred in attending meetings, and grants Independent Directors options to purchase Company Common Stock.

Until July 1, 1996, the annual retainer fee was $7,200, the fee paid for each day a meeting was attended was $750.00, and Independent Directors were granted options to acquire 3,000 shares of common stock at the Company's Net Asset Value as determined by the Board of Directors as of the end of the year. The Board of Director voted to modify such compensation, effective July 1, 1996, as follows: the annual retainer fee is $10,000; the fee paid for each in-person Board of Director's meeting is $1,000; the fee paid for each in-person
Board of Director's Committee meeting is $500; and the fee paid for each telephonically conducted Board of Director's or Committee meeting is $250. In addition, the Independent Directors are now eligible to be granted options to acquire up to 5,000 shares of Common Stock at the Company's Net Asset Value as determined by the Board of Directors as of the end of the year.

During the year ended December 31, 1995, Mr. Haahr, Mr. Janus, Mr. Josephs, Mr. Phillips, and Mr. Teninga were each granted options to purchase 3,000 shares of Common Stock. These options will expire in 10 years and have an exercise price of $12.00 per share. As cash compensation for their services in 1995 the Independent Directors received the following: Mr. Haahr, $13,100; Mr. Janus, $12,850; Mr. Josephs, $14,100; Mr. Phillips, $13,600; and Mr. Teninga, $14,100.

Executive Officers' Compensation

During 1995 the Company had no employees. On April 1, 1996 (the "Merger Closing Date") the Company merged with Equity Partners Ltd. (the "Advisor") in a transaction (the "Merger") which was approved at the Special Stockholders Meeting held February 29, 1996. The Advisor had until the Merger Closing Date performed a variety of functions for the Company typically provided by employees. Although Mr. May and Mr. Rasley were Directors and executive officers of the Company, they received no direct compensation from the Company during 1995. However, as shareholders of the Advisor they had an indirect interest in the remuneration arrangements between the Company and the Advisor. See "Certain Transactions" below.

Currently, the Company's executive officers are: Richard A. May, Chairman, President and Chief Executive Officer; Richard L. Rasley, Executive Vice President, General Counsel and Secretary; Raymond M. Braun (Age 38), Senior Vice President-Acquisitions; James Hicks (Age 41), Senior Vice President-Finance, and Treasurer; Kim S. Mills (Age 49), Senior Vice President-Asset Management; Brett R. Brown (Age 31), Controller; and Edith Scurto (Age 30), Vice President-Property Management. All of the executive officers of the Company were employed by the Advisor prior to April 1, 1996 and became employees of the Company as of that date. There is no special arrangement or understanding between any of these employees and the Company.

The Company did not grant any stock options during the fiscal year ended December 31, 1995 to any persons who are now its employees. During the year ended December 31, 1995, the Company granted options to its Independent Directors as described above, and to the Advisor pursuant to agreements between the Advisor and the Company. See "Certain Transactions" below. Persons who are now employees and executive officers of the Company were assigned some of the Advisor's options prior to the Merger of the Company and the Advisor, and those persons have exercised some options, as follows:


Name
No. of shares
Underlying
Options
Unexercised
as of August
20, 1996
Exercise
Price
Expiration
Date
No. of shares
Purchased by
Exercise of
Options as of
August 20,
1996


Richard A.
May

156,573

$10.00-13.50
12/31/98-
 3/31/06

  90,573


Richard L.
Rasley

 93,095

$9.50-13.50
12/31/98-
 3/31/06

     --


James Hicks

  7,600

$12.25-13.50
 6/30/00-
 3/31/06

  13,400


Raymond M.
Braun

 31,025

$10.00-13.50
12/31/98-
 3/31/06

   8,075


Kim S. Mills
  --
   --
   --
     --


Brett R.
Brown

 22,700

$9.50-13.50
12/31/98-
 3/31/06

     500


Edith Scurto

 11,765

$10.00-13.50
12/31/98-
 3/31/06

   9,035


All executive
Officers as a
group

 322,758

$9.50-13.50
12/31/98-
 3/31/06

 121,583

CERTAIN TRANSACTIONS

Transactions with the Advisor.

Until the Merger Closing Date, the Advisor served as adviser to the Company pursuant to an advisory agreement dated July 1, 1994, relating to the management of the Company and its properties (the "Advisory Agreement").

Subject to review and direction by the Board of Directors, the Advisor was vested with all authority and responsibility to perform administrative operations of the Company and to make recommendations with respect to the selection, purchase, financing and operations of its real estate investments. The Advisory Agreement also obligated the Advisor to manage and conduct the Company's day to day operations because the Company had no employees until the Merger Closing Date. On the Merger Closing Date the employees of the Advisor became employees of the Company and the Advisory Agreement was terminated.

The Advisory Agreement provided that Advisor would be paid an annual "Advisory Fee" equal to eleven and 30/100 percent (11.3%) of Adjusted Funds From Operations as compensation for operation of the Company. "Funds From Operations" was defined as net income (computed in accordance with generally accepted accounting principles) plus depreciation and amortization, less gains (or losses) from debt restructuring and sales of property. "Adjusted Funds From Operations" meant Funds From Operations prior to any deduction for the Advisory Fee. The Advisory Fee was payable monthly, and was subject to reduction in the event the Operations Yield of the Company's business was less than 10%. "Operations Yield" was defined as the ratio of Funds From Operations to Book Value of the Company's real estate assets before depreciation and amortization, but less mortgage debt. The formula for reduction was 1.13% per annum for each 1% that the Operations Yield fell below 10% with a maximum reduction of .4% of 1%. The Company paid the Advisor $630,664 in Advisory Fees for the year ended December 31, 1995.

Pursuant to the Advisory Agreement, the Company granted the Advisor options to purchase 1% of the average total outstanding shares in the 1995 calendar year for each 1% that the Operations Yield (computed as described above) exceeded 10%. Pursuant to that formula, in the year ended December 31, 1995, the Advisor was granted options to purchase 143,777 shares at $12.00 per share. These options expire December 31, 2005.

The Advisory Agreement also provided the Advisor would be paid an "Acquisition Services Fee" equal to one and one-half percent (1.5%) of the purchase price of any real estate acquired by the Company following the date of the Agreement. Such Acquisition Services Fee was paid upon the closing of any such real estate purchase. The Company paid the Advisor $715,275 in Acquisition Services Fees for the year ended December 31, 1995.

Under the Advisory Agreement, the Advisor paid the salary of all of its officers, directors and employees, its general administrative costs, and rent without reimbursement from the Company. In addition, pursuant to the terms of agreements in connection with the Company's first stock offering, the Advisor was obligated to pay certain NASD broker-dealers an annual aggregate trail commission. Under the Advisory Agreement, the Company paid other costs and expenses incurred in connection with the on-going management of the Company and the acquisition and financing real estate including but not limited to: printing, real estate commissions, and fees of various professionals utilized by the Company.

The Advisor also received a property management fee for day-to-day property management services related to the Company's properties which fee was comparable to those available to the Company from unaffiliated entities for similar services in the relevant geographical area. The fees ranged from 2% to 5% of gross revenues from the operation of each property. For the year ended December 31, 1995, the Company paid $564,369 to the Advisor for property management fees. The Company also paid a 5% construction management fee to the Advisor based on the total costs of capitalized improvements in the Company's properties. For the year ended December 31, 1995, the Company paid the Advisor, $73,549 for construction management fees.

Pursuant to two offering services agreements dated July 1, 1994 and August 12, 1995 (the "Offering Services Agreements"), the Advisor was also compensated for services to the Company related to the securities offerings which commenced July 15, 1994 and August 20, 1995 (the "1994 Offering" or the "1995 Offering" respectively, or collectively the "Offerings"). The Offering Fee paid to the Advisor was equal to three quarters of one percent (0.75%) of the proceeds of the Offerings. In addition, at the conclusion of the Offerings the Company granted the Advisor stock options to acquire shares equal to six percent (6%) of the shares sold in the Offerings, at a price of $12.25 with respect to the 1994 Offering and $13.50 with respect to the 1995 Offering.
All stock options issued with respect to the Offerings have a five year term. For the year ended December 31, 1995, the Company paid the Advisor Offering Services Fees of $125,266 and issued the following stock options: (1) options to purchase 77,949 shares of Company Common Stock with an exercise price of $12.25 and an expiration date of July 1, 2000; and (2) options to purchase 20,783 shares of Company Common Stock with an exercise price of $13.50 and an expiration date of December 31, 2000.

In January 1996, the Company entered into an agreement to merge with the Advisor (the "Merger Agreement") with the intent to thereby become an internally managed company. Under the terms of the Merger Agreement, the shareholders of the Advisor, who include members of the Company's Board of Directors and senior management, would receive a total of 100,000 shares of the Company's common stock. In addition, it was a condition to the Company's obligation to complete the merger, that certain members of the Advisor's senior management (including one member of the Company's Board of Directors) would receive a total of 30,000 shares of the Company's common stock as an incentive to continue as employees of the Company after the merger of the Advisor into the Company, and would sign restricted stock agreements with respect to those shares. After the Merger Agreement was signed, proxy materials related to the proposed transaction (the "Proxy Materials") were delivered to the Company's stockholders and on February 27, 1996, at a duly held stockholder's meeting, the proposed merger of the Advisor with and into the Company was approved. On April 1, 1996, the Company acquired all the outstanding shares of the Advisor and the transaction was completed by statutory merger. On that date the employees of the Advisor became employees of the Company.

Transactions with EVEREN Securities Inc.

Mr. Jon K. Haahr an Independent Director of the Company is also a Managing Director, Investment Banking of EVEREN Securities, Inc. ("EVEREN") an NASD broker-dealer, and currently serves as co-chair of the firm's Real Estate Group. On August 24, 1995 the Company retained EVEREN pursuant to two separate agreements to: (1) provide a fairness opinion in connection with the Company's merger with Equity Partners Ltd.; and (2) provide certain investment banking services to the Company in connection with its 1996 private placement offering. The Company paid EVEREN a fee of $200,000 in connection with the fairness opinion engagement, and a fee of $2,200,250 in connection with the 1996 private placement offering. The terms of the agreements with EVEREN Securities, Inc. were approved by the six other members of the Board of Directors who were not affiliated with EVEREN.


2. INDEPENDENT PUBLIC AUDITORS

For the year ended December 31, 1995, the Company selected Ernst & Young LLP as its independent auditors. There are no affiliations between the Company and Ernst & Young LLP, its partners, associates or employees, other than as pertain to its engagement as independent auditors.

For the years ended December 31, 1994 and 1993, the Company's independent auditors had been Coopers & Lybrand L.L.P. The change in independent auditors was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors of the Company on August 14, 1995. For the years ended December 31, 1993 and December 31, 1994 there were no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure. The opinion on the Company's financial statements for the years ended December 31, 1994 and 1993 expressed by Coopers & Lybrand L.L.P. was unqualified. However, Coopers & Lybrand L.L.P. considered the reissuance and inclusion of its reports on the Company's 1993 and 1994 financial statements in the Company's Form 10 as a new engagement, and declined to accept this engagement. Therefore, the Company engaged Ernst & Young LLP to conduct audits of its financial statements for the years ended December 31, 1993 and 1994. The reports of Ernst & Young LLP regarding those years were unqualified.

APPROVAL OF THE INDEPENDENT AUDITORS

Subject to the approval of the Company's stockholders, the Directors have reappointed Ernst & Young LLP, a certified public accounting firm, as independent auditors for the Company for the year ending December 31, 1996. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make an independent statement if he desires to do so. The representative is expected to be available to respond to appropriate questions.

The affirmative vote of the holders of the majority of outstanding shares of the Company's Common Stock represented at the meeting and entitled to vote is necessary to approve Ernst & Young LLP as the Company's auditors. Unless marked to the contrary, proxies received will be voted FOR approval of Ernst & Young as the Company's independent auditors.

The Board of Directors recommends a vote FOR the approval of Ernst & Young LLP as the Company's independent auditors.

3. APPROVAL AND ADOPTION OF THE COMPANY'S 1996 INCENTIVE STOCK OPTION PLAN

The Board of Directors has approved the Great Lakes REIT, Inc. 1996 Incentive Stock Option Plan (the "1996 Plan"), pursuant to which the Compensation Committee of the Board of Directors (the "Compensation Committee") may grant stock options to key employees of the Company. Such individuals will be selected from employees who have responsibility for the management of the Company or its subsidiaries, if any. The purpose of the 1996 Plan is to afford an incentive to key employees of the Company and to enable the Company to attract and retain such key employees.

Approval of the 1996 Plan by the shareholders is being sought in order to comply with Section 422 of the Code and Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, regarding incentive stock option plans.

The following is a summary of the principal provisions of the 1996 Plan. Capitalized terms used in this summary which are not defined herein, have the meaning ascribed to them in the 1996 Plan. A copy of the 1996 Plan will be available at the forthcoming annual meeting of stockholders, or in advance of the meeting to any stockholder to whom this Proxy Statement is furnished upon written or oral request directed to: Richard L. Rasley, Executive Vice President, Great Lakes REIT, Inc., 823 Commerce Drive, Suite 300, Oak Brook, Illinois 60521, (630) 368-2907.

PURPOSE

The purpose of the 1996 Plan is specifically to stimulate the efforts of key employees on behalf of the Company, and to heighten the desire of such key employees to continue in employment with the Company.

SHARES SUBJECT TO 1996 PLAN

There are 500,000 shares of Common Stock authorized and reserved for nonqualified and incentive stock option grants under the 1996 Plan, which are subject to adjustment in the event of stock splits, stock dividends and other situations. As of August 30, 1996 no option grants have been made and 500,000 shares of Common Stock remain available for grants.

EMPLOYEE PARTICIPANTS

Participants in the 1996 Plan are selected by the Compensation Committee and consist of key employees, however, no options have yet been granted under the 1996 Plan.

TERMS OF STOCK OPTIONS

Awards under the 1996 Plan may consist of nonstatutory stock options ("NSOs") and incentive stock options ("ISOs"). Options granted pursuant to the 1996 Plan to participating employees need not be identical.

The purchase price under each option is established by the Compensation Committee but in no event will the option price be less than 100% of the fair market value of the Company's Common Stock on the date of grant, or 110% of the fair market value of the Company's Common Stock on the date of grant if the option is granted to an individual who at the time the option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary. On August 13, 1996 the Board of Directors voted to set the Company's per share Net Asset Value at $13.00. Until the Company's Common Stock is traded on a national or regional stock exchange or NASDAQ, the per share Net Asset Value as determined by the Board of Directors shall be the "fair market value" of the Company's Common Stock for the purpose of this determination. The option price must be paid in full at the time of exercise. The price may be paid in cash or, by the surrender of shares of the Company owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or by any combination of cash and shares.

Options granted must expire within a period of not more than ten (10) years from the grant date, except that options granted to an individual who at the time the option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company must expire within a period of not more than five (5) years from the grant date. Options granted will have such other terms and be exercisable in such manner and at such times as the Compensation Committee may determine. The 1996 Plan provides for accelerated exercisability in the event of the employee's death, disablement, termination, retirement or other events in accordance with policies established by the Compensation Committee.

Each option is transferable only by will or the law of descent and distribution and may only be exercisable by the participant during his or her lifetime.

The Compensation Committee, may, at any time prior to exercise and subject to consent of the participant, amend, modify or cancel any option previously granted and may or may not substitute in their place options at a different price and of a different type under different terms or in different amounts.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the federal income tax consequences of the 1996 Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"). NSOs need not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price).
If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

1996 PLAN BENEFITS

The Compensation Committee has full discretion to determine the number and amount of options to be granted to key employees under the 1996 Plan, subject to the overall limitation on the total number of options that may be granted. Therefore, the benefits and amounts that will be received by any employee under the 1996 Plan are not presently determinable.

ADMINISTRATION

The 1996 Plan is administered by the Compensation Committee. Currently, the Compensation Committee consists of three Independent Directors appointed by the Board of Directors. The Board of Directors may fill vacancies and may from time to time remove or add members.
AMENDMENT AND TERMINATION OF THE 1996 PLAN

The Board of Directors may periodically adopt rules and regulations for carrying out the 1996 Plan and amend the 1996 Plan as desired without further action by the Company's stockholders except as required by applicable law.

The 1996 Plan will continue in effect until all shares of stock available for grant have been acquired through exercise of options, or for a term of ten
(10) years from its effective date, whichever is earlier. The 1996 Plan may be terminated at such earlier time as the Board of Directors may determine.

REQUIRED APPROVAL

The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to approve the 1996 Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the Company's 1996 Incentive Stock Option Plan.

The Board of Directors of the Company recommends a vote FOR the approval of the Company's 1996 Incentive Stock Option Plan.

4. SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 20, 1996, information to the best of the Company's knowledge regarding the beneficial ownership of shares of Common Stock by each Director, by all of the Company's Directors and executive officers as a group, and by persons who own beneficially 5% or more of the outstanding shares of the Company's Common Stock. The table below includes shares owned or options held by certain individuals who became officers of the Company on April 1, 1996 upon the completion of the Company's Merger with the Advisor.

Name of Beneficial Owner
Common Stock
Beneficially
Owned
 (1) (2) (4)
Percent of Share
Ownership
(1) (2) (4)
Shares Subject
to Currently
Exercisable
Options (3)


Raymond M. Braun
57,671

31,025


James J. Brinkerhoff
- --
- --
- --


James Hicks
26,286
*
7,600


Wayne M. Janus
85,096
   1.26%
75,394


Daniel E. Josephs
59,856
*
9,000


Edward Lowenthal
- --
- --
- --


Richard A. May
320,781
4.73%
156,573


Kim S. Mills
- --
- --
- --


Donald E. Phillips
38,981
*
3,000


Russell Platt
- --
- --
- --


Richard L. Rasley
115,015
1.70%
93,095


Walter H. Teninga
39,424
*
10,000


All Directors and Officers
as a Group
798,482
11.78%
420,152


Other 5% shareholders





Morgan Stanley Asset
Management Inc., 1221 Ave.
of the Americas
21st Fl, New York NY 10020

350,000

5.16%

- --


Wellsford Karpf Zarrilli
Ventures L.L.C., 610 Fifth
Ave. New York NY 10019

350,000

5.16%

- --


Fortis Benefits Insurance
Co., 1 Chase Manhattan Plaza
41st Fl, New York NY 10005

350,000

5.16%

- --

Notes to Share Ownership Table:

(*) Less than 1%

(1) Includes shares which are not currently outstanding but are deemed beneficially owned since they are subject to option that are currently exercisable.

(2) Includes shares that are owned by a Director's spouse, as to which beneficial ownership is disclaimed.

(3) For their service as Independent Directors, Messrs. Brinkerhoff, Lowenthal, Platt, Janus, Josephs, Phillips and Teninga annually are granted options to purchase shares of Common Stock which expire ten years from the date of grant. In lieu of selling commissions, Mr. Janus and Mr. May received options in connection with the sale of common shares in the Company's private placement offerings. Messrs. May and Rasley did not receive options for their services as Directors; however the Advisor, of which Messrs. May and Rasley were shareholders prior to April 1, 1996, was granted options in connection with the Company's stock offerings and the Advisory Agreement with the Advisor. Some of the Advisor's options have been assigned to Messrs. May, Rasley, Braun and Hicks.

(4) Morgan Stanley Asset Management Inc., Wellsford Karpf Zarrilli Ventures L.L.C., and Fortis Benefits Insurance Co., acquired their shares pursuant to a Stock Purchase Agreement dated August 20, 1996. Under the terms of the Stock Purchase Agreement each of these stockholders will acquire 350,000 and 300,000 shares of Common Stock on October 3, 1996 and November 19, 1996, respectively. In addition, pursuant to the Stock Purchase Agreement, each of these three stockholders acquired 19,019 shares of the Company's Class A Convertible Preferred Stock on August 20, 1996, and will acquire 19,019 and 16,301 shares of the Company's Class A Preferred Stock on October 3, 1996 and November 19,
1996, respectively.   Shares of the Company's Class A Preferred Stock are
convertible on a one-for-one basis into shares of the Company's Common Stock if certain contingent events occur.

5. GENERAL

FINANCIAL AND OTHER INFORMATION.

Reference should be made to the Company's report on Form 10 for the year ended December 31, 1995, the Company's 1995 Annual Report delivered to stockholders previously, the Company's reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, and the Company's reports on Form 8-K for financial information and related disclosures.

STOCKHOLDERS' PROPOSALS.

Proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders to be held in 1997 must be received by the Company no later than December 15, 1996. Such proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934.

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than 10% of the registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company.

The Company believes that all Directors and executive officers have complied with their Section 16(a) obligations, which only become applicable to them in second quarter 1996.

As of the record date the Company had no stockholder who owned more than 10% of its Common Stock.

OTHER MATTERS.

All shares represented by the accompanying proxy will be voted in accordance with the proxy. The Company knows of no other business which will come before the Meeting for action. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgement.

             By the order of the Board of Directors,



                        Richard L. Rasley
                            Secretary


Oak Brook, Illinois
August 30, 1996

                      Great Lakes REIT, Inc.
                              PROXY

The undersigned hereby appoints Richard A. May and Richard L. Rasley as proxies, with the full power of substitution, to vote for the undersigned Stockholders the shares of Great Lakes REIT, Inc. registered in the name(s) of the undersigned at the Annual Meeting of Stockholders to be held on September 24, 1996, and at any and all adjournments thereof, upon the following matters which are more fully described in the Proxy Statement.

1. ELECTION OF DIRECTORS

  FOR all nominees listed below(except as marked to the contrary below) WITHHOLD AUTHORITY to vote for all nominees listed below

(Instruction: To withhold authority to vote for any individual nominee mark the box next to the nominee's name below)
  James J. Brinkerhoff       Wayne M. Janus      Daniel E. Josephs
  Edward J. Lowenthal      Richard A. May      Donald E. Phillips
  Russell Platt      Richard L. Rasley      Walter H. Teninga

2. PROPOSAL TO APPROVE ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITOR'S FOR THE YEAR ENDING DECEMBER 31, 1996.

  FOR         AGAINST          ABSTAIN

3. PROPOSAL TO APPROVE THE COMPANY'S 1996 INCENTIVE STOCK OPTION PLAN.

  FOR         AGAINST          ABSTAIN

4. UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Number of Shares:
Name of Stockholder:



Signature of Stockholder          Date